Exhibit 99.1

AMERICAN EAGLE OUTFITTERS

NAMES PROVEN RETAIL EXECUTIVE, PETER Z. HORVATH,

CHIEF GLOBAL COMMERCIAL AND ADMINISTRATIVE OFFICER

PITTSBURGH – May 5, 2016 –American Eagle Outfitters (NYSE: AEO) today announced that Peter Z. Horvath has been appointed Chief Global Commercial and Administrative Officer, reporting to Chief Executive Officer, Jay Schottenstein, effective May 9, 2016.

In this role, Peter will be responsible for Global Store Operations, Real Estate, Human Resources, Merchandise Planning and Allocation, Legal and Corporate Strategy. Peter joins AEO with extensive retail experience, spanning 30 years, during which he rose to EVP, Chief Operating Officer for Victoria’s Secret Stores. Prior to that, he was President of footwear retailer DSW, Inc., and was instrumental in the company’s 2005 initial public offering. Throughout his career, Peter has led a broad range of corporate functions and retail operations, with a strong track record of driving growth and profitability for multi-billion dollar retail brands.

“I worked closely with Peter at DSW, and I’m thrilled he is joining AEO in this important leadership role,” said Jay Schottenstein. “He is an effective and strategic retail executive, with strong consumer and brand experience. He will help us identify new operational efficiencies and drive profitable growth. I’m confident that Peter will be a valuable addition to our executive team, as we continue to deliver strong business results and propel AEO to even greater heights.”

“I’m eager to work with some of the best talent in the business and build on the strength of AEO’s brands,” said Peter Horvath. “These are exciting times for the company and I look forward to contributing to our future success.”

About Peter Z. Horvath:

Peter Z. Horvath served as CEO and Chairman of Mission Essential Personnel, LLC, a provider of intelligence and insight to the U.S. Departments of Defense, State, Homeland Security and the Intelligence Community, from January 2012 to June 2015. Prior to this, he served as EVP and Chief Operating Officer of Victoria’s Secret Stores, Limited Brands from July 2008 to December 2010. From January 2005 to June 2008, Peter was President of DSW, Inc. From 1985 to 2004, he held a variety of positions at Limited Brands, including CFO, Apparel Merchandising from 1997 to 2004 and SVP, Merchandise Planning and Allocation from 2002 to 2004. Early in his career, Peter worked at Bristol Myers, Inc. and W.R. Grace and Co. Retail Group.

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle Outfitters® and Aerie® brands. The company operates more than 1,000 stores in the United States, Canada, Mexico, China, Hong Kong and the United Kingdom, and ships to 81 countries worldwide through its websites. American Eagle Outfitters and Aerie merchandise also is available at 141 international stores operated by licensees in 22 countries. For more information, please visit www.ae.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, including strong business results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company’s control. Such factors include, but are not limited to the risk that the company’s operating, financial and capital plans may not be achieved and the risks described in the Risk Factor Section of the company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT: American Eagle Outfitters, Inc.

Kristen Zaccagnini, 412-432-3300